Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Integrated Wellness Acquisition Corp

Florida, NY

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 3, 2021, relating to the financial statements of Integrated Wellness Acquisition Corp, which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Charlotte, NC

December 8, 2021